Exhibit 99.1

Theravance Reports Second Quarter 2015 Financial Results

Theravance declares a $0.25 per share dividend for Q3 2015

Theravance to host conference call and webcast today at 5:00 p.m. EDT

SOUTH SAN FRANCISCO, Calif., July 29, 2015 — Theravance, Inc. (NASDAQ: THRX) today reported financial results for the second quarter ended June 30, 2015. Royalties from sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® earned from Glaxo Group Limited (GSK) during the second quarter of 2015 were $13.9 million, a quarter-over-quarter increase of 37 percent compared to the first quarter of 2015. Income from operations increased to $5.1 million, compared to $0.7 million in the first quarter, while adjusted EBITDA for the second quarter of 2015 was $10.4 million. Net loss for the second quarter 2015 was $7.8 million or $0.07 per share. Cash and cash equivalents, short-term investments, and marketable securities totaled $229.3 million as of June 30, 2015.

Theravance also announced that the company’s Board of Directors has declared a $0.25 per share cash dividend to be paid on September 30, 2015 to stockholders of record as of the close of business on September 10, 2015.

“We saw positive trends in prescriptions and market share for both RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the second quarter as GSK progressed in the global launch of both products,” said Michael Aguiar, President and Chief Executive Officer of Theravance. “Additionally, we were very pleased with the approval by the FDA of BREO® ELLIPTA® for the treatment of asthma in adults in the United States which significantly expanded the number of patients who can benefit from this medicine. According to IMS data for the U.S., prescriptions of BREO® ELLIPTA® grew by approximately 44 percent during Q2 2015 compared to Q1. As a result, we remain optimistic about 2015, comfortable with our current levels of capital return, and look forward to the expected completion of the SUMMIT trial of RELVAR®/BREO® in patients with COPD and a history or risk of cardiovascular disease later in the year.”

Highlights

•                  Theravance paid a cash dividend of $0.25 per share on June 30, 2015 to stockholders of record as of the close of business on June 12, 2015.

•                  On April 30, 2015, the U.S. Food and Drug Administration approved BREO® ELLIPTA® (fluticasone furoate/vilanterol [FF/VI]) for the once-daily treatment of asthma in patients aged 18 years and older.

•                  In the second quarter of 2015, net sales of RELVAR®/BREO® ELLIPTA® by GSK were $82.0 million, an increase of approximately 37 percent from the prior quarter. Sales were $28.1 million in the U.S. market and $53.9 million in non-U.S. markets.

•                  As of June 30, 2015, RELVAR®/BREO® ELLIPTA® has been approved in 68 countries for marketing and has been launched in 41 countries.

•                  In the second quarter of 2015, sales of ANORO® ELLIPTA® by GSK were $23.7 million, an increase of approximately 34 percent compared to the prior quarter. Sales were $17.9 million in the U.S. market and $5.8 million in non-U.S. markets.

•                  As of June 30, 2015, ANORO® ELLIPTA® has been approved in 58 countries for marketing and has been launched in 27 countries.

•                  Theravance announced on July 13, 2015, the appointment of Michael E. Faerm as Senior Vice President and Chief Business Officer to lead the company’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio.

Key Clinical and Regulatory Events for 2015

•                  Results from the Study to Understand Mortality and MorbidITy (SUMMIT) in chronic obstructive pulmonary disease (COPD) study of 16,000 patients evaluating the impact of RELVAR®/BREO® ELLIPTA® on all-cause mortality among patients with COPD who have cardiovascular disease (or are at increased risk for cardiovascular disease) are expected to be available by year-end 2015.

•                  The Salford Lung Study in COPD is expected to complete by the end of 2015 with the first results expected in 2016.

Financial Results for the Second Quarter vs. First Quarter of 2015

Total revenue for the second quarter of 2015 was $10.7 million, which primarily resulted from royalties of $13.9 million from net sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, representing a 37 percent quarter over quarter increase. The majority of royalties were driven by sales of RELVAR®/BREO® ELLIPTA®.

Research and development expenses for the second quarter of 2015 were $0.6 million compared with $0.7 million for the first quarter of 2015. General and administrative expenses for the second quarter of 2015 were $4.9 million compared with $5.4 million in the first quarter of 2015.

Income from operations increased to $5.1 million for the second quarter of 2015 compared to $0.7 million in the previous quarter. Adjusted EBITDA was $10.4 million for the second quarter of 2015 compared to $6.2 million for the first quarter of 2015. Net loss for the second quarter 2015 was $7.8 million or $0.07 per share compared to $10.7 million or $0.09 per share in the first quarter of 2015.

Cash and cash equivalents, short-term investments and marketable securities totaled $229.3 million as of June 30, 2015.

2014 Spin-Off

On June 1, 2014, Theravance separated its late-stage partnered respiratory assets from its biopharmaceutical research and drug development operations by transferring its research and drug development operations into Theravance Biopharma, Inc., a then wholly-owned subsidiary. The spin-off resulted in Theravance Biopharma operating as an independent, publicly traded company.

The results of operations for Theravance’s former research and drug development operations, Theravance Biopharma, following the spin-off of those operations on June 1, 2014, are included as part of the condensed consolidated statements of operations as discontinued operations.

Conference Call and Webcast Information

Theravance has scheduled a conference call for today at 5:00 p.m. Eastern Daylight Time. To participate in the live call by telephone, please dial (877) 837-3908 from the U.S., or (973) 890-8166 for international callers. Those interested in listening to the conference call live via the Internet may do so by visiting Theravance’s website at www.thrxinc.com. To listen to the live call via the Internet, please go to the website 15 minutes prior to its start to register, download and install any necessary audio software.

A replay of the conference call will be available on Theravance’s website for 30 days. An audio replay will also be available by dialing (855) 859-2056 from the U.S., or (404) 537-3406 for international callers and entering the confirmation code 84038673.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Theravance uses the non-GAAP financial measure of adjusted EBITDA. A reconciliation of this non-GAAP financial measure to the closest GAAP financial measure is presented in the financial table below under the headings “Reconciliation of Non-GAAP Financial Measures to GAAP.”

Theravance believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing Theravance’s on-going operations and prospects for the future and provides an additional tool for investors to use in comparing Theravance’s financial results with other companies in Theravance’s industry or with similar operating profiles. Adjusted EBITDA is used as a supplemental financial measure by Theravance’s management and also occasionally by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess:

•                  the financial performance of Theravance’s assets without regard to financing methods, capital structure or historical cost basis;

•                  the ability of Theravance’s assets to generate cash sufficient to pay interest costs and support its indebtedness; and

•                  Theravance’s operating performance and return on investment as compared to those of other companies, without regard to financing or capital structures.

Adjusted EBITDA is determined by taking GAAP net income from operations and adding back stock-based compensation expense from continuing operations, depreciation expense from continuing operations and amortization of capitalized fees paid to a related party. Theravance’s method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Adjusted EBITDA should not be considered in isolation or as a substitute to net income (loss), income (loss) from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA is not intended to represent cash flow and does not represent the measure of cash available for distribution. The principal limitation of this non-GAAP financial measure is that it excludes significant elements that are required by GAAP to be recorded in Theravance’s consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Theravance presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of Theravance’s non-GAAP financial measures to their most directly comparable GAAP financial measure.

About Theravance

Theravance, Inc. is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Theravance’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Theravance and GSK. Under the agreement with GSK, Theravance is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and, if approved and commercialized, VI monotherapy, as well. In addition, Theravance retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc. For more information, please visit Theravance’s web site at www.thrxinc.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward Looking Statements

This press release contains and the conference call will contain certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such statements include statements relating to: the commercialization of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the jurisdictions in which these products have been approved, the strategies, plans and objectives of the company (including the company’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio), the timing, manner, amount and planned growth of anticipated potential capital returns to stockholders (including without limitation statements, expectations of future cash dividends and the potential for future share repurchases), the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, expectations for product candidates through development and commercialization, the timing of seeking regulatory approval of product candidates, and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, dependence on third parties to conduct its clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products. Other risks affecting Theravance are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Theravance’s Annual Report on Form 10-K for the year ended December 31, 2014 and Theravance’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections of Theravance’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which will be filed with the SEC in the third quarter of 2015. In addition to the risks described above and in Theravance’s other filings with the SEC, other unknown or unpredictable factors also could affect Theravance’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

(THRX-F)

Contact Information:

Eric d’Esparbes

Sr. Vice President and Chief Financial Officer

650-238-9640

investor.relations@thrxinc.com

THERAVANCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,
	2015	2015
	(unaudited)
Revenue:
Royalty revenue from a related party, net	$10,434	$6,674
Revenue from collaborative arrangements from a related party, net	221	222
Total revenue	10,655	6,896

Operating expenses:
Research and development	638	712
General and administrative	4,909	5,439
Total operating expenses	5,547	6,151

Income from operations	5,108	745

Other income (expense), net	(16)	1,178
Interest income	85	116
Interest expense	(12,987)	(12,706)

Net loss	$(7,810)	$(10,667)

Basic and diluted net loss per share:	$(0.07)	$(0.09)

Cash dividends declared per common share	$0.25	$0.25

Shares used to compute basic and diluted net loss per share	115,309	114,658

THERAVANCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenue:
Royalty revenue from a related party, net	$10,434	$663	$17,108	$(387)
Revenue from collaborative arrangements from a related party, net	221	271	443	541
Total revenue (1)	10,655	934	17,551	154

Operating expenses:
Research and development (2)	638	2,125	1,350	4,812
General and administrative (2)	4,909	8,603	10,348	19,859
Total operating expenses	5,547	10,728	11,698	24,671

Income (Loss) from operations	5,108	(9,794)	5,853	(24,517)

Other income (expense), net	(16)	83	1,162	80
Interest income	85	165	201	353
Interest expense	(12,987)	(10,327)	(25,693)	(11,971)
Loss from continuing operations before income taxes	(7,810)	(19,873)	(18,477)	(36,055)
Income tax expense	—	(278)	—	(278)
Loss from continuing operations, net of tax	(7,810)	(20,151)	(18,477)	(36,333)

Loss from discontinued operations	—	(43,413)	—	(94,934)

Net loss	$(7,810)	$(63,564)	$(18,477)	$(131,267)

Basic and diluted net loss per share:
Continuing operations	$(0.07)	$(0.18)	$(0.16)	$(0.33)
Discontinued operations	—	(0.39)	—	(0.86)
Basic and diluted net loss per share	$(0.07)	$(0.57)	$(0.16)	$(1.19)

Cash dividends declared per common share	$0.25	$—	$0.50	$—

Shares used to compute basic and diluted net loss per share	115,309	110,974	115,054	110,419

(1) Revenue is comprised of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Royalties from a related party	$13,890	$3,261	$24,020	$3,991
Amortization of capitalized fees paid to a related party	(3,456)	(2,598)	(6,912)	(4,378)
Royalty revenue	10,434	663	17,108	(387)
Strategic alliance - MABA program	221	271	443	541
Total revenue from a related party	$10,655	$934	$17,551	$154

(2) Amounts include stock-based compensation expense as follows

(in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Research and development	$232	$514	$467	$1,232
General and administrative	1,590	3,081	3,288	8,420
Discontinued operations	—	4,152	—	11,629
Total stock-based compensation expense	$1,822	$7,747	$3,755	$21,281

Theravance, Inc.

Consolidated Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2015	2014
	(unaudited)	(1)

Assets
Cash, cash equivalents and marketable securities	$229,263	$283,354
Other current assets	14,694	11,684
Property and equipment, net	276	324
Capitalized fees paid to a related party, net	201,279	208,191
Other assets	16,574	18,101
Total assets	$462,086	$521,654

Liabilities and stockholders’ deficit
Other current liabilities	$3,254	$4,067
Payable to Theravance Biopharma, Inc.	150	1,056
Accrued interest payable	7,925	7,551
Deferred revenue	4,427	4,870
Convertible subordinated notes	255,109	255,109
Non-recourse notes payable, due 2029	483,363	470,527
Other long-term liabilities	1,850	1,823

Stockholders’ deficit	(293,992)	(223,349)

Total liabilities and stockholders’ deficit	$462,086	$521,654

(1) The selected consolidated balance sheet amounts at December 31, 2014 are derived from audited financial statements.

Non-GAAP Financial Measures

As previously mentioned, a reconciliation of adjusted EBITDA to its most directly comparable GAAP measures has been provided in the table below:

THERAVANCE, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands)

	Three Months Ended
	June 30,	March 31,
	2015	2015
	(unaudited)
Reconciliation from GAAP net income from operations to adjusted EBITDA:
GAAP net income from operations	$5,108	$745
Non-GAAP adjustments:
Stock-based compensation	1,822	1,933
Depreciation	27	27
Amortization of capitalized fees paid to a related party	3,456	3,456

Adjusted EBITDA	$10,413	$6,161

THERAVANCE, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Reconciliation from GAAP net income (loss) from operations to adjusted EBITDA:
GAAP net income (loss) from operations	$5,108	$(9,794)	$5,853	$(24,517)
Non-GAAP adjustments:
Stock-based compensation from continuing operations	1,822	3,595	3,755	9,652
Depreciation from continuing operations	27	—	54	—
Amortization of capitalized fees paid to a related party	3,456	2,598	6,912	4,378

Adjusted EBITDA	$10,413	$(3,601)	$16,574	$(10,487)